UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

AETHLON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On March 1, 2010, the Board of Directors of Aethlon Medical, Inc., a Nevada corporation (the “Registrant”), adopted a new Policy Statement on Inside Information and Securities Trading (the “Trading Policy”). The Trading Policy sets forth certain obligations of directors, officers and employees of the Registrant with respect to trading in securities of the Registrant and companies with which the Registrant does business (“Business Acquaintances”) and sets forth certain limitations and parameters on trading in the Registrant’s securities. The Trading Plan includes certain modifications to the Registrant's prior trading plan, including limitations on sales of the Registrant's securities.  The Trading Plan does not in any way modify or alter the Registrant's Code of Ethics.

The primary modification included in the Trading Policy is a limitation on open market sales of the Registrant’s securities by officers or directors. Such sales, whether made pursuant to a Rule 10b5-1 trading plan or otherwise, may not exceed five percent (5%) of the average volume of trading in the Registrant’s securities for the prior thirty-calendar-day period, as reported on www.dailyfinance.com. In addition, officers and directors are required to inform the Registrant’s Board of Directors prior to purchasing or selling securities of the Registrant or instituting a Rule 10b5-1 trading plan with respect thereto so that the Board may determine whether to publicly disclose the proposed trading.

The Trading Policy also prohibits the purchase or sale of securities of the Registrant or any Business Acquaintance on the basis of material non-public information regarding the Registrant or any Business Acquaintance, as well as the “tipping” of other persons by providing them with such information. Further, the Trading Policy permits trading in the Registrant’s securities only during permitted trading periods or pursuant to a Rule 10b5-1 trading plan, subject to certain blackout periods and other restrictions.

The foregoing description of the Trading Policy is qualified in its entirety by the copy of the Trading Policy attached hereto as Exhibit 99.1, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Policy Statement on Inside Information and Securities Trading

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

Dated: March 8, 2010	By:	/s/ James A. Joyce
James A. Joyce
Chief Executive Officer

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